Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference of the Registration Statements on Form S-3 (File No. 333-167276) and Form S-8 (File No. 333-165801) of Shengkai Innovations, Inc., of our report dated September 28, 2010 relating to the consolidated financial statements of Shengkai Innovations, Inc., as of June 30, 2010 and for the year then ended, which appears in this annual report on Form 10-K.

Respectfully submitted,

/s/ BDO China Li Xin Da Hua CPA Co.,Ltd.

Shenzhen, China

September 28, 2010